Exhibit 12.1

Statement Regarding Computation of Ratio of Earnings to Fixed Charges
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
                                                                                   Three Months           Six Months
                                                                                       Ended                 Ended
                                                                                      June 30,              June 30,
                                                                                        2002                  2002
                                                                                        ----                  ----
                                                                                         (dollars in thousands)

Income before taxes                                                                   $ 23,023             $ 46,634
Add:  fixed charges                                                                     26,081               53,654

Earnings including interest expense - deposits                   (a)                    49,104              100,288
Less:  interest expense - deposits                                                     (17,744)             (37,028)

Earnings excluding interest expenses - deposits                  (b)                  $ 31,360             $ 63,260

Fixed Charges:
      Interest expense - deposits                                                     $ 17,744             $ 37,028
      Interest expense - borrowings                                                      8,337               16,626

Fixed charges including interest expense - deposits              (c)                    26,081               53,654
Less:  interest expense - deposits                                                     (17,744)             (37,028)

Fixed charges excluding interest expense - deposits              (d)                   $ 8,337             $ 16,626

Earnings to fixed charges:
      Including interest on deposits                             ((a) / (c))              1.88 x               1.87 x
      Excluding interest on deposits                             ((b) / (d))              3.76                 3.80
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